SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):

January 16, 2004 (January 9, 2004)

IMPCO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of

incorporation or organization)

001-15143 (Commission File Number)	91-1039211 (I.R.S. Employer Identification No.)

16804 Gridley Place

Cerritos, California 90703

(Address of Principal Executive Offices) (ZIP Code)

(562) 860-6666

(Registrant’s telephone number,

including area code)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.    Other Events

On January 9, 2004, Timothy S. Stone, Chief Financial Officer and Treasurer of IMPCO Technologies, Inc. (the “Company”) submitted his resignation to the Board of Directors of the Company. Mr. Stone has served as the Company’s Chief Financial Officer and Acting Chief Financial Officer since June 2002. During his tenure with the Company, Mr. Stone served in various senior management roles, and his contributions were instrumental to the Company’s growth and expansion.

Nickolai A. Gerde assumed Mr. Stone’s role as Chief Financial Officer as of January 15, 2004. In accordance with Nasdaq corporate governance rules, Mr. Gerde resigned as a director and member of the Audit Committee upon his appointment as Chief Financial Officer. The Company is currently seeking a qualified replacement for Mr. Gerde as an independent director and audit committee financial expert.

Mr. Stone will remain in a consulting role to the Company in order to allow for an orderly transition of Mr. Stone’s duties to Mr. Gerde.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IMPCO TECHNOLOGIES, INC.

/s/ ROBERT M. STEMMLER

Robert M. Stemmler
Chief Executive Officer

DATE: January 16, 2004